UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2012, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Jefferies & Company, Inc., Needham & Company, LLC, Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc. for the public offering, issuance and sale of 17,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for aggregate proceeds to the Company of $39,375,000, plus an additional 2,625,000 shares of Common Stock solely to cover over-allotments, if any.

On October 18, 2012, the Company issued a press release announcing the public offering.

The Underwriting Agreement and press release are filed as Exhibits 1.1 and 99.1 to this report, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description

1.1	—	Underwriting Agreement with J.P. Morgan Securities LLC, Jefferies & Company, Inc., Needham & Company, LLC, Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc. dated October 18, 2012

5.1	—	Opinion of Vinson & Elkins L.L.P.

23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	—	Press Release dated October 18, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.
Date: October 18, 2012	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description

1.1	—	Underwriting Agreement with J.P. Morgan Securities LLC, Jefferies & Company, Inc., Needham & Company, LLC, Stifel, Nicolaus & Company, Incorporated and Wedbush Securities Inc. dated October 18, 2012

5.1	—	Opinion of Vinson & Elkins L.L.P.

23.1	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	—	Press Release dated October 18, 2012